                                                                     EXHIBIT 6.1

                               SOFTWARE 2000, INC.

                    COMPUTATION OF NET INCOME PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED     NINE MONTHS ENDED
                                                ------------------     -----------------
                                              JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,
                                                1995       1996        1995        1996
                                              --------    --------    --------    --------

Net income .................................   $  946     $ 1,806     $1,450     $ 3,074
Net interest income pursuant to APB 15,
paragraph 38(b) ............................       12          --         53          --
                                               ------     -------     ------     -------
Net income attributable to common shares ...   $  958     $ 1,806     $1,503     $ 3,074
                                               ======     =======     ======     =======


Weighted average common and common
  equivalent shares outstanding
 a. Shares attributable to common stock
    outstanding ............................    8,252      10,508      8,248       9,732
 b. Shares attributable to common stock
    options and warrants pursuant to APB 15,
    paragraph 38(a) ........................      712       1,302        841       1,408
 c. Shares attributable to common stock
    options pursuant to SAB 83  ............      306          --        306          --
                                               ------     -------     ------     -------

Weighted average common and common
equivalent shares outstanding ..............    9,270      11,810      9,395      11,140
                                               ======     =======     ======     =======

Net income per share .......................   $ 0.10     $  0.15     $ 0.16     $  0.28
                                               ======     =======     ======     =======


                                       16